Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--216, (Michigan Insured, New Jersey Insured, New York and Virginia Trusts) Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-09625 of our opinion dated October 20, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 15, 2000